Phase 2/3 LIFT-AD Interim Analysis Results and Next Steps October 17, 2022 Exhibit 99.2

This presentation and the accompanying oral commentary contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantiﬁed. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “would,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. Forward-looking statements include all statements other than statements of historical fact contained in this presentation, including information concerning our future financial performance, business plans and objectives, timing and success of our planned development activities, our ability to obtain regulatory approval, the potential therapeutic benefits and economic value of our product candidates, potential growth opportunities, competitive position, industry environment and potential market opportunities, the anticipated reporting of data; the potential learnings from the ACT-AD trial and LIFT-AD unblinded interim efficacy and futility analysis and their ability to inform and improve future clinical development plans, regulatory authorities' response to protocols, amendments and other submissions, and the impact of the COVID-19 pandemic on our business and operations. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors. 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These data involve a number of assumptions and limitations, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed in our filings with the SEC. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us. While we believe such information is generally reliable, we have not independently verified any third-party information. The ACT-AD trial was supported by a grant from the National Institute on Aging of the National Institutes of Health under Award Number R01AG06268. The information presented in this presentation is solely the responsibility of Athira and does not necessarily represent the official views of the National Institutes of Health. This presentation concerns drug candidates that are under clinical investigation and which have not yet been approved for marketing by the U.S. Food and Drug Administration. 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Forward-Looking Statements © Athira Pharma, Inc. All Rights Reserved.

Phase 2/3 LIFT-AD Study Advances

INDEPENDENT UNBLINDED INTERIM ANALYSIS SUPPORTS POTENTIAL CLINICALLY MEANINGFUL ACTIVITY OF FOSGONIMETON WITHOUT BACKGROUND THERAPY AND MITIGATES PROGRAM RISK

- Phase 2 exploratory ACT-AD study results suggested congruent positive effects
  - Cognition (ADAS-Cog11); Function (ADCS-ADL23); Neurodegeneration (neurofilament light chain or NfL)
- Data driven approach was used to determine best path forward to optimize ongoing Phase 2/3 LIFT-AD study in the same patient population as in ACT-AD
- Analysis of ~100 patients supports potential clinically meaningful effects of cognition and function and informs the sample size required to power LIFT-AD
  - Enrollment target of <150 additional patients enables LIFT-AD to be well-powered for the primary endpoint
  - Enrollment completion target by mid 2023 with topline data in early 2024

Athira PHARMA

ADAS-Cog11, Alzheimer's Disease Assessment Scale–Cognitive Subscale; ADCS-ADL23, Alzheimer's Disease Cooperative Study–Activities of Daily Living; NfL, neurofilament light chain.

© Athira Pharma, Inc. All Rights Reserved. 3

Chief Medical Officer Hans Moebius, M.D., Ph.D © Athira Pharma, Inc. All Rights Reserved.

Summary of Phase 2 ACT-AD Study Results

EXPLORATORY STUDY TO INFORM LARGER LIFT-AD IN PATIENTS WITHOUT BACKGROUND THERAPY

Favorable safety and tolerability profile

Fosgonimeton signals without background therapy compared to placebo (limited subgroup size)

- Reduced ERP P300 latency (n.s.)
- Improved cognition as measured by ADAS-Cog11 (n.s.)
- Improved function as measured by ADCS-ADL23 (n.s.)
- Showed a statistically significant improvement in plasma levels of NfL (p=0.018)

ACT-AD was a similar study design to LIFT-AD to help inform larger LIFT-AD Both are randomized, double-blind, placebo-controlled, parallel-group studies of fosgonimeton for patients with mild-to-moderate Alzheimer's disease

NfL at week 26 (fosgonimeton without background therapy)[1]


p = 0.018
NfL change from baseline, pg/mL
8
6
4
2
0
-2
-4
n = 6
n = 13
Placebo
Fosgonimeton

	Placebo	Fosgonimeton
Baseline mean[2] NfL concentration, pg/mL	23.81 (5.07)	21.35 (2.08)

ADAS-Cog11, Alzheimer's Disease Assessment Scale–Cognitive Subscale; ADCS-ADL23, Alzheimer's Disease Cooperative Study–Activities of Daily Living; ERP, event related potential; NfL, neurofilament light chain.
[1] Data presented are least squares mean ± SE. [2] Data shown as mean NfL concentration (SEM).

© Athira Pharma, Inc. All Rights Reserved.
5

Fosgonimeton Phase 2/3 LIFT-AD Study Design

LEARNINGS FROM ACT-AD INFORM STUDY DESIGN OPTIMIZATION

POPULATION

LIFT-AD: Target N=TBD, informed by interim analysis

Mild-to-moderate AD subjects

- 55-85 years
- CDR 1 and 2
- MMSE 14-24
- Approximately 40% of patients not on background AChEI

Path Forward:

- Exclusion criterion added for subjects on background AChEIs (Sept 2022)
- Independent, unblinded interim analysis to inform sample size for primary endpoint (Oct 2022)

TREATMENT DURATION



26-week randomized, double-blind treatment, + optional 18-month OLEX
Fosgonimeton (40 mg)
Fosgonimeton (70 mg)
Placebo
Randomization (1:1:1)

RESULTS

PRIMARY ENDPOINT

- Global Statistical Test (GST) – unbiased composite of data from two key co-secondary endpoints (ADAS-Cog11 and ADCS-ADL23)
- Safety

SECONDARY ENDPOINTS

- Cognition: ADAS-Cog11
- Function: ADCS-ADL23
- Global clinical change: ADCS CGIC – Clinician

EXPLORATORY ENDPOINTS

- Fluid biomarkers (e.g., NfL)

TIMELINE

- Enrollment ongoing

AChEI, acetylcholinesterase inhibitor; ADAS-Cog11, Alzheimer's Disease Assessment Scale–Cognitive Subscale; ADCS-ADL23, Alzheimer's Disease Cooperative Study–Activities of Daily Living; ADCS-CGIC, Alzheimer's Disease Cooperative Study–Clinical Global Impression of Change; CDR, clinical dementia rating; GST, global statistical test; MMSE, mini-mental state examination; NfL, neurofilament light chain; OLEX, open-label extension.

© Athira Pharma, Inc. All Rights Reserved. 6

Steps completed since ACT-AD Readout in June 2022 Additional analysis of ACT-AD DSMB unblinded adjudication of LIFT-AD Blinded analysis of LIFT-AD Proactively amended Phase 2/3 LIFT-AD in September Independent unblinded interim analysis in October Systematic and Data-driven Process to Support LIFT-AD DSMB, Data Safety and Monitoring Board © Athira Pharma, Inc. All Rights Reserved. Development plan optimized with mitigated risk

LIFT-AD Sample Size Well Powered for Primary Endpoint

STRINGENT CRITERIA APPLIED TO INCREASE PROBABILITY OF DEMONSTRATING A CLINICALLY MEANINGFUL EFFECT SIZE FOR COGNITION AND FUNCTION

Pre-specified Decision Framework


ADCS-ADL23
0
+1
+2
+2.5
+3
+4
ADAS-Cog11
0
-1
-2
-2.5
-3
-4
Futility
Promising Zone*

DMC Recommendation: "Continue LIFT-AD Study"

- **Promising Zone* confirmed**
- **<150** patients needed to complete study
- Target enrollment complete **by mid 2023 with data in early 2024**

Athira PHARMA

*Mehta and Pocock, 2000, 2011

© Athira Pharma, Inc. All Rights Reserved. 8

President and Chief Executive Officer Mark Litton, Ph.D © Athira Pharma, Inc. All Rights Reserved.

Moving Forward © Athira Pharma, Inc. All Rights Reserved. *As of June 30, 2022 Target enrollment completion by mid 2023 with data in early 2024 Continued focus on LIFT-AD recruitment and completion to meet timelines Strong cash and cash equivalents of approximately $282M* provides support through key data points and beyond

Fosgonimeton – A New Potential Therapy for Alzheimer's Disease

35 million
Estimated Alzheimer's cases worldwide[1]

Multi-Billion $ Market
Despite generic entries

Zero
New marketed products since 2003

Over 100 million globally by 2050
~900,000 new patients diagnosed annually in the US alone[1,2]

6.2 million treatment eligible patients in the US in 2021 based on prevalence data
Growing at 3% per year[2,3]

Mild to Moderate comprises 81% of all patients with Alzheimer's disease[3,4]

Significant opportunity for fosgonimeton
Limited treatment options exist today for those with Alzheimer's disease; novel approaches to improve cognition, function and neuroprotection are needed

1 https://www.who.int/news-room/fact-sheets/detail/dementia
2 https://www.alz.org/media/documents/alzheimers-facts-and-figures.pdf
3 GlobalData AD prevalence data access and analysis
4 https://www.nia.nih.gov/news/half-alzheimers-disease-cases-may-be-mild

© Athira Pharma, Inc. All Rights Reserved.
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